EXHIBIT 32.1

CERTIFICATION OF
CHIEF EXECUTIVE OFFICER
AND CHIEF FINANCIAL OFFICER
PURSUANT TO 18 U.S.C. SECTION 1350

In connection with the accompanying quarterly report on Form 10-Q of Kirin International Holdings, Inc. for the quarter ending March 31, 2011, I, Longlin Hu, President, Chief Executive Officer and I, Cindy Zheng,Chief Financial Officer of Kirin International Holdings, Inc. hereby certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to section 906 of the Sarbanes-Oxley Act of 2002, to the best of my knowledge and belief, that:

1.	Such quarterly report of Form 10-Q for the quarter ending March 31, 2011, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.
The information contained in such quarterly report of Form 10-Q for the quarter ending March 31, 2011, fairly represents in all material respects, the financial condition and results of operations of Kirin International Holdings, Inc.

Date:  May 16, 2011

/s/ Longlin Hu
Longlin Hu
President and Chief Executive Officer

/s/ Cindy Zheng
Cindy Zheng
Chief Financial Officer
(Principal Financial Officer and Principal Accounting Officer)